Exhibit 8.1

Principal Subsidiaries and VIEs of Autohome Inc.

Subsidiaries:

Cheerbright International Holdings Limited, a British Virgin Islands company

Autohome Link Inc., a Cayman Islands company

Autohome (Hong Kong) Limited, a Hong Kong company

Autohome Media Limited, a Hong Kong company

Autohome Link Hong Kong Limited, a Hong Kong company

Auto Pai Ltd., a British Virgin Islands company

Beijing Cheerbright Technologies Co., Ltd., a PRC company

Autohome Shanghai Advertising Co., Ltd., a PRC company

Beijing Prbrownies Software Co., Ltd., a PRC company

Beijing Autohome Technologies Co., Ltd., a PRC company

Beijing Autohome Advertising Co., Ltd., a PRC company

Beijing Chezhiying Technology Co., Ltd., a PRC company

Guangzhou Chezhihuitong Advertising Co., Ltd., a PRC company

Shanghai Chezhitong Information Technology Co., Ltd., a PRC company

Hainan Chezhiyitong Information Technology Co., Ltd., a PRC company

Tianjin Autohome Software Co., Ltd., a PRC company

Autohome Zhejiang Advertising Co., Ltd., a PRC company

Hubei Chezhihui Media Co., Ltd., a PRC company

Beijing Chezhihui Information Technology Co., Ltd., a PRC company

TTP Car Inc., a Cayman Islands company

TTP Car (HK) Limited, a Hong Kong company

Shanghai Jinpai E-commerce Co., Ltd., a PRC company

Variable Interest Entities:

Beijing Autohome Information Technology Co., Ltd., a PRC company

Beijing Shengtuo Hongyuan Information Technology Co., Ltd., a PRC company

Shanghai Jinwu Auto Technology Consultant Co., Ltd., a PRC company

Shanghai Jinyou Auto Technology Consultant Co., Ltd., a PRC company

Shanghai Tianhe Insurance Brokerage Co., Ltd., a PRC company